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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          COAST DENTAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------
    (5) Total fee paid:

        ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------
    (3) Filing Party:

        ---------------------------------------------------------------
    (4) Date Filed:

        ---------------------------------------------------------------

                                  COAST DENTAL


                          COAST DENTAL SERVICES, INC.
                          2502 NORTH ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607


                                                                 April 28, 1999

Dear Shareholder,

         You are cordially invited to attend the 1999 Annual Meeting (the "Meeting") of stockholders of Coast Dental Services, Inc. (the "Company"). The Meeting will be held May 21, 1999 at 10:00 a.m., Eastern Daylight Savings Time, at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607.

         The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of a Director, proposals to increase the number of shares available for issuance under the Company's Stock Option Plan and Affiliated Professional Stock Plan and a proposal to ratify the appointment of the Company's independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

         It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

         If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Your Board of Directors and management look forward to greeting you personally at the Meeting.


                                          Sincerely,




                                          DR. TEREK DIASTI
                                          Chairman of the Board and
                                          Chief Executive Officer

                                  COAST DENTAL


                          COAST DENTAL SERVICES, INC.
                          2502 NORTH ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, MAY 21, 1999

         Notice is hereby given that the Annual Meeting of stockholders of Coast Dental Services, Inc. (the "Company"), a Delaware corporation, will be held at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on May 21, 1999, at 10:00 a.m., Eastern Standard Time (the "Meeting") for the following purposes:

         1. To re-elect one Director to serve until the Annual Meeting in 2002 and until his successor is elected and qualified or until his earlier resignation, removal from office or death;

         2. To approve an amendment to the Company's Stock Option Plan to increase by 300,000 the number of shares of Common Stock covered by that Plan;

         3. To approve an amendment to the Company's Affiliated Professionals Stock Plan to increase by 300,000 the number of shares of Common Stock covered by that Plan;

         4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1999; and

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1998 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Thursday, April 1, 1999 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

                                          By order of the Board of Directors




                                          JOSEPH R. SMITH
                                          Secretary

Tampa, Florida
April 28, 1999

                          COAST DENTAL SERVICES, INC.
                          2502 NORTH ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607

                                PROXY STATEMENT


         This Proxy Statement is furnished by the Board of Directors and management of Coast Dental Services, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1999 Annual Meeting of Stockholders (the "Meeting"), which will be held at 10:00 a.m., Eastern Standard Time on Friday, May 21, 1999 at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607.

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is April 28, 1999.

         The close of business on Thursday, April 1, 1999, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (the "Stockholders"). As of March 31, 1999, 7,622,524 shares of the Company's Common Stock, par value $.001 per share, were issued and outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on Thursday, April 1, 1999, on all matters that come before the Meeting.

1.  RE-ELECTION OF DIRECTOR

         There are currently five seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of one of the Company's current five Directors, Joseph R. Smith, will expire at the Meeting. The Board of Directors recommends that this Director be re-elected at the Meeting to hold office until the Company's annual meeting in 2002 and until his successor shall be duly elected and qualified or until their earlier resignation, removal from office or death.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RE-ELECTION OF JOSEPH R. SMITH AS DIRECTOR, TO SERVE THE TERM DESCRIBED ABOVE. For further information on Mr. Smith see "Management - Directors and Executive Officers" and "Security Ownership of Management and Others". Stockholders may vote for Mr. Smith and the affirmative vote of holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting is required to re-elect Mr. Smith. Abstentions will be counted toward number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of Directors. In the event Mr. Smith should be unable to serve, which is not anticipated, the proxy committee, which consists of Dr. Terek Diasti and Joseph R. Smith, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                 MANAGEMENT - DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION REGARDING OUTSIDE DIRECTORS:

         JOHN H. KANG, age 36 has been a Director and a member of the Audit and Compensation Committee since the Company's initial public offering on February 11, 1997. Mr. Kang's term as Director expires during the year 2000. Mr. Kang has been President and a Director of Medical Manager Corporation, a publicly owned company, since July 1996. He is the founder of NMS and has served as its President since its inception in 1994. In 1987, Mr. Kang founded J. Holdsworth Capital Ltd., a private investment firm, and is currently President. He has been a Director of Amorphous Technologies International, a company engaged in the research and development and manufacture of metal alloy, since May 1995. Mr. Kang also has been a Director of Nutcracker Snacks, Inc., a manufacturer of snack foods, since December 1988. From June 1988 to September 1996, Mr. Kang was the Chairman and a director of Clayton Group, Inc., a distributor of waterworks materials. Mr. Kang received his A.B. in Economics from Harvard College in 1985.

         DONALD R. MILLARD, age 51, has been a Director and a member of the Audit and Compensation Committee of the Company since the Company's initial public offering on February 11, 1997. Mr. Millard's term as Director expires during the year 2000. Mr. Millard is currently the Chief Executive Officer and President of Matria Healthcare, Inc., a publicly owned company, that is the leading provider of comprehensive obstetrical home care and maternity management services. Mr. Millard has also served as Senior Vice President of Finance and Chief Financial Officer as well as Treasure of Matria Healthcare, Inc. Previously, Mr. Millard served as Vice President - Finance and Chief Financial Officer of Healthdyne, Inc., from 1987 and, in addition, was elected Treasurer in March 1990 and served in such capacities until Healthdyne, Inc. consummated a merger in 1996 with Tokos Medical Corporation to form Matria Healthcare, Inc. Prior to joining Healthdyne, Inc., Mr. Millard served as President of Dental One, Inc., a dental healthcare provider, from December 1982 to June 1987. Mr. Millard, a Certified Public Accountant, received a Bachelor of Business Administration in Accounting from the University of Georgia in 1969.

INFORMATION REGARDING INSIDE DIRECTORS AND EXECUTIVE OFFICERS:

         DR. TEREK DIASTI, DVM, CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD AND DIRECTOR, age 40. Dr. Diasti is a founder of the Company and has served as Chairman of the Board of the Company since 1992. Dr. Diasti's term as Director expires during the year 2000. From 1989 to 1993, Dr. Diasti operated and managed Lakeside Animal Hospital, Avalon Animal Hospital, Country Oaks Animal Hospital and Northdale Animal Hospital, all of which are veterinary hospitals in Tampa, Florida. While at the veterinary hospitals, Dr. Diasti was engaged in the development, internal managerial and operational programs. Dr. Diasti received his Doctorate of Veterinary Medicine from Purdue University.

         DR. ADAM DIASTI, DDS, PRESIDENT, CHIEF OPERATING OFFICER, DENTAL DIRECTOR AND DIRECTOR, age 38. Dr. Diasti is a founder of the Company and has served as the President of the company since its inception. Dr. Diasti's term as Director expires during the year 2001. Dr. Diasti is also the founder, President, director and sole shareholder of Coast Florida, P.A., Coast Dental Services of Florida, P.A., Coast Dental of Georgia, P.A. and Coast Dental Services of Tennessee, P.A. (collectively, the "Coast P.A.") From May 1991 to May 1992, he managed and operated the Sarasota Walk in Dental Clinic, a group practice of three dentists and denture laboratory in Sarasota, Florida. Prior to May 1991, Dr. Diasti worked as a dentist in a large group practice of 18 offices known as Quality Dental in Newman Grove, Nebraska. He served as the Dental Operations Manager of Quality Dental. Dr. Diasti has a Doctorate of Dental Surgery from Creighton University in 1990 and is a member of the American Dental Association.

         JOSEPH R. SMITH, CHIEF FINANCIAL OFFICER, SECRETARY, TREASURER AND DIRECTOR, age 46. Mr. Smith, a Certified Public Accountant, joined the Company in February 1996. He was elected as a director of the Company in September 1996. Mr. Smith's term as Director expires this year and is a nominee listed for re-election at the 1999 Annual Stockholders Meeting. Prior to joining the Company and since 1985, he was a partner with Deloitte and Touch LLP, in the Central Florida practice where he most recently served as the partner in charge of middle market services for Central Florida and the partner in charge of services to the Retail Industry of the Florida Region. Mr. Smith graduated with a Bachelor of Science in Accounting in 1975 from the University of Florida and is a Certified Public Accountant.

INFORMATION REGARDING CERTAIN SIGNIFICANT EMPLOYEES:

         TIM DIASTI, VICE PRESIDENT OF DEVELOPMENT, age 30. Mr. Diasti is a founder of the Company and until October 1997 has served as Vice President of Operations of the Company since its inception. Mr. Diasti graduated with a Bachelor of Arts from the University of Nebraska's School of Business in 1992.

         CHRIS SALEMI, DIRECTOR OF REAL ESTATE ADMINISTRATION, age 38. Mr. Salemi joined the Company in September 1997. Prior to joining the Company, he served as Director of Real Estate Administration and Property Management for Eckerd Corporation, an operator of approximately 2,800 drug stores in 26 states. Mr. Salemi has a Bachelor of Arts in Accounting from the University of South Florida and is a Certified Public Accountant.

         WILLIAM H. GEARY, CONTROLLER, age 36. Mr. Geary joined the Company in October 1997. Prior to joining the Company, he served as Divisional Vice President and Controller for Beall's, Inc., an operator of approximately 200 department and outlet stores in three states. He was employed by Beall's, Inc. from 1991 to 1997. From 1984 to 1991, Mr. Geary served in the audit department of Deloitte & Touche LLP. Mr. Geary has a Bachelor of Arts in Accounting from the University of South Florida and is a Certified Public Accountant.

KEY RELATIONSHIPS

         A family relationship exists between Terek, Adam and Tim Diasti, who are brothers and executive officers of the Company. Terek and Adam Diasti are also Directors.

BOARD OF DIRECTORS

         The Board of Directors of the Company held one formal meeting, with 100% Director attendance, during 1998. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

AUDIT COMMITTEE

         The Audit Committee, consisting of Messrs. Joseph R. Smith, John H. Kang and Donald R. Millard, is authorized to recommend to the Board independent certified public accounting firms for selection as auditors of the Company; recommendations to the Board on auditing matters; examine and make recommendations to the Board concerning the scope of audits; and review and approve the terms of transactions between the Company and related party entities. During 1998, the Audit Committee met two times with 100% member attendance. The Company retained Deloitte & Touche LLP to conduct the audit for the year ended December 31, 1998.

COMPENSATION COMMITTEE

         The Compensation Committee, consisting of Messrs. Terek Diasti, John
H. Kang and Donald R. Millard, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation/Benefits Committee met once during 1998 with 100% member attendance.

EXECUTIVE COMMITTEE

         The Executive Committee, consisting of Messrs. Terek Diasti and Joseph
R. Smith, has all of the power and authority of the Board of Directors, except those powers specifically reserved to the Board of Directors by Delaware Law and the By-Laws of the Company, in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors.

See "Certain Transactions" for additional information on certain members of management.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and stockholders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis except John Kang who filed one Form 4 four days late.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of March 31, 1999, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each person serving the Company as Director on such date and each nominee for Director, (iii) each person serving the Company as executive officer on such date who qualifies as a "named executive officer" as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934 and (iv) all of the Directors and executive officers of the Company as a group.

                                                                               AMOUNT AND
                                                                            NATURE OF SHARES              PERCENT
                                                                              BENEFICIALLY                   OF
            STOCKHOLDERS(1)                                                      OWNED                    CLASS(2)
            ---------------                                                 ----------------              --------

            Diasti Nevada Family Limited Partnership(3)....................   2,555,000                     33.5%
            Terek Diasti(3)................................................   2,555,000                     33.5
            Adam Diasti(3).................................................   2,555,000                     33.5
            Tim Diasti(3)..................................................   2,555,000                     33.5
            John H. Kang(4)................................................      84,500                      1.1
            Donald R. Millard(4)...........................................       2,000                        *
            Joseph R. Smith(5).............................................      82,760                      1.1
            All directors and executive officers as a group
              (6 persons)..................................................   2,724,260                     35.7

            OTHER 5% STOCKHOLDERS
            ---------------------
            Edgemont Asset Management(6)...................................     719,500                      9.4
            Gilder Gagnon Howe & Co. LLC(7)................................     548,598                      7.2
            Dimensional Fund Advisors(8)...................................     384,500                      5.0


 *   Less than one percent

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 2502 North Rocky Point Drive, Suite 1000, Tampa, Florida 33607.

(2) Based on 7,622,524 shares of Common Stock outstanding. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Shares are owned by the Diasti Nevada Family Limited Partnership, 1325 Airmotive Way, Suite 130, Reno Nevada 89502, in which Dr. Terek Diasti, Dr. Adam Diasti and Tim Diasti exercise equal investment and voting powers as equal shareholders of the corporate general partner. Excludes 149,518 shares issuable upon the exercise of stock options held by the Coast P.A. for the benefit of the Coast P.A. professionals. Adam Diasti is the sole owner of the Coast P.A.

(4) Includes 2,000 shares issuable upon the exercise of stock options which have vested and excludes 2,000 shares issuable upon exercise of stock options which portions will vest over the next two years.

(5) Includes 7,760 shares issuable upon the exercise of stock options which have vested and excludes 23,749 shares issuable upon the exercise of stock options which portions will vest over the next three years.

(6) Edgemont Asset Management's address is 140 East 45th Street, 43rd floor, New York, New York 10017.

(7) Gilder Gagnon Howe & Co. LLC's address is 1775 Broadway, 26th Floor, New York, New York 10019.

(8) Dimensional Fund Advisors, Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                             EXECUTIVE COMPENSATION

COMPENSATION TO OUTSIDE DIRECTORS

         The Company pays each director who is not an employee of the Company ("outside director") $1,000 for each Board of Directors meeting attended, plus reimbursement for all reasonable expenses incurred by such director in connection with such attendance at any meeting of the Board of Directors.

         During 1997, the Company also granted options to purchase 4,000 shares of Common Stock to each of the outside directors of which 2,000 are vested, 667 vest on February 11, 2000, 666 vest on July 1, 1999 and 667 vest on July 1, 2000 and are exercisable at the fair market value on the date of grant at $8.00 for the February 11, 1997 grant and at $15.25 for the July 1, 1997 grant.

EXECUTIVE COMPENSATION TABLES

         The following tables provide information about executive compensation.

                           COMPENSATION SUMMARY TABLE

         The following table sets fourth the annual and long-term compensation for services to the Company for the years ended December 31, 1996, 1997 and 1998 of those persons who were, at December 31, 1998, (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated officers of the Company whose compensation exceeded $100,000 for fiscal year 1998 (the "Named Executive Officers").


                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                   ANNUAL COMPENSATION              AWARDS
                                                   -------------------    ----------------------------
                                                                                            SECURITIES
                                                                           RESTRICTED       UNDERLYING
                                                                             STOCK             STOCK
NAME AND PRINCIPAL POSITION                        YEAR        SALARY        AWARDS           OPTIONS
---------------------------                        ----       --------    -----------       ----------

Terek Diasti, Chief Executive Officer...........   1996       $ 63,442         --                 --
                                                   1997        100,000         --                 --
                                                   1998        200,000         --                 --
Joseph R. Smith, Chief Financial Officer........   1996        115,000    $27,674(1)              --
                                                   1997        165,000         --             13,279
                                                   1998        180,000         --             18,230

(1) Represents the dollar amount of compensation expense to the Company resulting from the issuance of 105,000 shares of restricted Common Stock granted by the Company to Mr. Smith in conjunction with his initial employment with the Company. Based upon the initial public offering price of $8.00 per share, such shares had a total aggregate value of $840,000 at the time of the initial public offering. A total of 78,750 of these shares vested by December 31, 1998 and the remaining 26,250 shares vested on February 12, 1999.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR 1998

         The following table shows all grants of stock options to the Company's Named Executive Officers during 1998. The options were granted under the Company's Employee Stock Option Plan. In addition, no grants of stock appreciation rights (SARs) were made by the Company in fiscal year 1998. Each option granted may be exercised with respect to one-third of the aggregate number of shares subject to the grant each year, commencing one year after the date of grant. Pursuant to the Securities Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, the potential realizable value of the options granted will be zero.

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                                  INDIVIDUAL GRANTS                              PRICE APPRECIATION FOR OPTION TERM
                          ------------------------------------------------------------------     ----------------------------------
                                                PERCENT
                          NUMBER OF             OF TOTAL
                          SECURITIES            OPTIONS           EXERCISE
                          UNDERLYING           GRANTED TO         OR BASE
                           OPTIONS            EMPLOYEES IN         PRICE          EXPIRATION
NAME                       GRANTED            FISCAL YEAR          ($/SH)            DATE           0%        5%         10%
----                     ------------         ------------        --------        ----------        --     -------     -------

Joseph R. Smith             18,230                 .12             9.875            8/06/08         0      296,236     466,929


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides information as to options exercised by each of the named executive officers of the Company during 1998. The table sets forth the value of options held by such officers at year end measured in terms of the closing price of the Company's Common Stock on December 31, 1998.

                                                              NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
                            SHARES                          OPTIONS AT FISCAL YEAR END                AT FISCAL YEAR END
                         ACQUIRED ON       VALUE          -------------------------------       -------------------------------
NAME                       EXERCISE       REALIZED        EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
----                     -----------      --------        -----------       -------------       -----------       -------------

Joseph R. Smith.......        0               $0             7,760              23,749               $0                  $0



EMPLOYMENT AGREEMENTS

         Dr. Terek Diasti and Dr. Adam Diasti have each entered into an Employment Agreement with the Company (the "Employment Agreements"), pursuant to which they have agreed to serve as the Company's Chief Executive Officer and President, respectively. The Employment Agreements are for a term of five years ending September 31, 2001 and are renewable for subsequent one year terms by mutual agreement of the parties. Dr. Terek Diasti and Dr. Adam Diasti received annual base salaries of $110,000 and $90,000, respectively during the first year of the Employment Agreement and not less than $135,000 and $115,000, respectively, for subsequent years, under the Employment Agreements. Dr. Terek Diasti agreed to devote substantially all of his time and attention to the business and affairs of the Company, while Dr. Adam Diasti, because of his obligations to the Coast P.A., agreed to devote such time and attention as is reasonably necessary to fulfill his obligations to the Company. During 1998, Dr. Adam Diasti devoted approximately 30% of his time to the Company. Therefore, the Company incurred 30% of his contractual compensation. Dr. Terek Diasti and Dr. Adam Diasti will each be eligible for annual incentive bonuses, up to 100% of their annual base salary, in an amount to be determined by the Compensation Committee of the Board of Directors in accordance with the Company achieving certain performance measures set by the Compensation Committee. Each of such Employment Agreements provides that in the event of a termination of employment by the Company other than (i) for cause, (ii) upon death or disability or (iii) upon voluntary termination by employee, such employee shall be entitled to receive from the Company a series of monthly payment equal to one-twelfth of the employee's annual base salary for each month during the remaining term of such Employment Agreement, but not less than 24 months, plus a payment for accrued but unpaid wages and expense reimbursements. Such Employment Agreements provide that in the event such employee's employment terminates other than for cause within twelve months following a change in control (as defined in such Employment Agreements) of the Company, the Company shall pay such employee a series of 36 monthly payments of one-twelfth of the sum of such employee's base salary plus his previous years' bonus. Each such Employment Agreement contains a non-competition covenant with the Company for a period of two years following termination of employment.

         The Company and Joseph R. Smith are parties to an Employment Agreement (the "Employment Agreement"), pursuant to which Mr. Smith has agreed to serve as Chief Financial Officer of the Company. The term of the Employment Agreement is for three years ending on February 12, 1999, and is renewable for subsequent one year terms by mutual agreement of parties. The Employment Agreement also provides that Mr. Smith will be employed for at least two years after any public offering of the Company which occurs during the initial term of the Employment Agreement. In the event Mr. Smith terminates the Employment Agreement without cause during the two year period after any public offering, the Employment Agreement requires Mr. Smith to pay liquidated damages to the Company of $200,000 for each complete year or portion of a year remaining. The Employment Agreement provides that Mr. Smith will devote his full time to the business and affairs of the Company and will receive an annual base salary at a rate equal to $125,000 during the first six months of employment and $150,000 during the second six months, $165,000 in the second year and $180,000 in the third year. In addition, Mr. Smith received, under the Employment Agreement, 105,000 shares of restricted Company Common Stock of which one-half of the shares ceased to be forfeitable on the initial public offering date, one-quarter ceased to be forfeitable in February 1998 and the remaining one-quarter ceased to be forfeitable in February 1999. Mr. Smith is also eligible for inclusion, at the Company's expense, in any health, medical, disability, insurance or pension plan made available by the Company to its employees. The Employment Agreement terminates automatically upon death or disability of Mr. Smith and is terminable by the Company "for cause" as defined in the Employment Agreement. The Employment Agreement provides that during the period ending one year after termination, Mr. Smith will not compete with the Company in the dental management business.

         The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Securities Exchange Commission or subject to Regulation A under the Securities Act of 1933, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

         The following report was prepared as of the date of this proxy statement by Directors Dr. Terek Diasti, John H. Kang and Donald R. Millard, as members of the Company's Compensation Committee.

         Annual compensation for all the executive officers of the Company will be determined by the Compensation Committee of the Company, subject to terms of any applicable employment agreement negotiated between an officer and the Company. Previous to 1998, the compensation of the Chief Executive Officer was competitively low to that of chief executive officers of similarly situated companies. In 1998, the Compensation Committee made an effort to bring the salary of the Chief Executive Officer more in line with comparable companies. During 1998, the Compensation Committee approved a grant of stock options to the Chief Financial Officer. Stock options have also been provided to the President's professional associations. The Chief Executive Officer, however, has not traditionally received stock options due to his substantial equity holdings in the Company. Increases in compensation in subsequent years will be discretionary and based upon individual performance, growth of the Company, earnings of the Company and increases in the cost of living. The Committee is not expected to give particular weight to a specific factor or use a formula in determining compensation.

                                          Respectively submitted,
                                          The Compensation Committee



                                          Dr. Terek Diasti
                                          John H. Kang
                                          Donald R. Millard

PERFORMANCE GRAPH

         Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change over the past five years in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market index, and (ii) the performance of a published industry index or peer group index. As the Company did not consummate its initial public offering until February 11, 1997, there was no active public market for the Company's Common Stock prior to that time. On February 11, 1997, the opening price per share of the Company's Common Stock was $8.00 and on such date the price closed at $10.50 per share. Accordingly, the following graph compares the percentage change in the return on the Common Stock for the period from February 11, 1997 to December 31, 1998 with the cumulative total return on the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock market (U.S. Companies) and the CRSP Index for Health Services for the same period. The graph assumes the investment of $100 on February 11, 1997 and the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             FOR THE PERIOD FEBRUARY 11, 1997 TO DECEMBER 31, 1998
         AMONG COAST DENTAL SERVICES, INC., CRSP NASDAQ U.S. INDEX AND
                           CRSP HEALTH SERVICES INDEX



Prepared by the Center for Research in Security Prices
Produced on 03/04/1999 including data to 01/29/1999



                                            02/1997    07/1997    01/1998    07/1998    01/1999
                                            -------    -------    -------    -------    -------

Coast Dental Services, Inc.                  100.0      222.6      258.3      111.9       85.7
Nasdaq Stock Market (US Companies)           100.0      119.9      122.6      141.2      191.7
Nasdaq Health Services Stocks                100.0      105.9       98.9       86.8       83.6




Note: The stock price performance graph shown on the graph above is not necessarily indicative of future price performance.

                             CERTAIN TRANSACTIONS

         The information set forth herein briefly describes certain relationships and related transactions since the beginning of the Company's last fiscal year between the Company and its Directors, officers and stockholders owning 5% or more of the Company's Common Stock. These relationships and transactions have been and will continue to be approved by majority of the Company's independent Directors of the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

AGREEMENT WITH COAST P.A.

         The Company has agreements to provide dental management, services and support to each Coast P.A. ("Services and Support Agreements"). Dr. Adam Diasti, a Director and the President of the Company, is the sole owner of the Coast P.A. Payments made by the Coast P.A. to the Company for management services were approximately $34.5 million for the year ended December 31, 1998. The Company and the Coast P.A. have services and support agreements pursuant to which the Company provided dental management services to the Coast P.A. for management fees ranging between 65.0% and 76.0% of the gross revenue, less refunds and discounts, of the managed Dental Centers. Effective June 1997, the Company agreed to pay the Coast P.A. the sum of $50,000 in connection with each internally developed Dental Center it commits to open, in consideration for the Coast P.A.'s agreement to expand the Services and Support Agreements to include the new internally developed Dental Centers. During 1998, the Company paid the Coast P.A. $1.8 million in connection with the expansion of the Services and Support Agreements to include new internally developed Dental Centers. The Coast P.A. hires and supervises all of its Dentists and hygienists. The Coast P.A. holds for the benefit of its professionals options to purchase approximately 150,000 shares of the Company common stock pursuant to the Company's Affiliated Professionals Stock Plan, subject to certain vesting schedules, with strike prices ranging from $8.00 to $29.75.

AGREEMENT WITH DR. ADAM DIASTI

         The Company has an agreement with Dr. Adam Diasti, pursuant to which Dr. Diasti has agreed to sell all of his shares of Coast P.A. stock to a licensed dentist designated by the Company if certain events occur. Dr. Diasti is a Director and President of the Company. The purchase price under the agreement, if the certain event should occur, will be the fair market value of Dr. Diasti's shares of the Coast P.A.'s stock.

LOANS TO COAST P.A.

         The Coast P.A. is indebted to the Company in the aggregate amount as of December 31, 1998 of approximately $5.8 million which represents services and support fees payable to the Company in accordance with the Services and Support Agreements. The Company may, from time to time, advance funds under the Services and Support Agreements for purposes of funding the payment of expenses or for the Coast P.A.'s acquisitions of existing dental practices.

AGREEMENT WITH MID COAST DENTAL SERVICES

         On March 6, 1998, the Company entered into an agreement with Mid Coast Dental Services, Inc., a Virginia corporation ("MCDS") to provide financing for the development of Dental Centers in Virginia. The Company will utilize a small portion of its cash reserves to build, equip and lease fully equipped Dental Centers to MCDS. The Company's loans to MCDS are on a senior secured basis with interest and rentals providing income to the Company. In exchange for providing financing for the building and acquisition of Dental Centers, the Company received an option to acquire MCDS beginning on December 31, 1999. The purchase price under the option agreement is to be based on an agreed upon formula which is expected to approximate the fair value of MCDS. The Company acquired MCDS in April 1999. Adam Diasti, President of the Company, is the sole shareholder of Mid Coast Dental Services, P.C., the professional corporation that employs MCDS's doctors and hygienists.

2.  APPROVAL OF AMENDMENT TO STOCK OPTION PLAN TO PROVIDE ADDITIONAL SHARES

         The Company's Stock Option Plan (the "Incentive Plan") was originally approved by the stockholders in April 1996. The purpose of the Incentive Plan is to afford the Company's employees an opportunity to acquire a greater proprietary interest in the Company. The Incentive Plan was amended in 1997 to provide non-employee Directors with a similar opportunity to acquire a proprietary interest in the Company and to encourage qualified individuals to consider favorably the request to serve as directors and remain as directors once they are elected. The Board of Directors has adopted by unanimous written consent, subject to stockholder approval at the Meeting an amendment to the Incentive plan (the "Incentive Plan Amendment"), to increase the number of shares of Common Stock authorized for issuance pursuant to the Incentive Plan to 750,000 shares.

         The Incentive Plan initially authorized the issuance of up to 450,000 shares of the Company's Common Stock pursuant to stock appreciation rights, stock options or restricted stock issuances. Of the shares of Common Stock available for issuance under the Incentive Plan, the Company has granted stock options and otherwise issued restricted stock covering approximately 285,800 shares of Common Stock. An increase of 300,000 shares is considered necessary and in the best interest of the shareholders in order that the Company can continue to incentivize its current employees, align their interests with the interests of the shareholders, and retain existing employees as well as attract new employees.

         The Board of Directors has unanimously approved the Incentive Plan Amendment to increase to 750,000 the total number of shares of Common Stock which may be issued pursuant to the Incentive Plan. All other terms of the Incentive Plan as previously amended shall remain the same. Approval of the Incentive Plan Amendment will require the affirmative vote of the holders of a majority of the shares of Common stock represented in person or by proxy and constituting a quorum at the Meeting. Abstentions will be counted towards the number of shares represented at the Meeting and broker non-votes will be disregarded. If the Incentive Plan Amendment is not approved, the Incentive Plan will continue in full force without the Incentive Plan Amendment. Complete copies of the Incentive Plan, including the Amendment can be obtained from the Secretary of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE UNDER THE INCENTIVE PLAN.

3. APPROVAL OF AMENDMENT TO THE AFFILIATED PROFESSIONALS STOCK PLAN TO PROVIDE FOR ADDITIONAL SHARES

         The Company's Affiliated Professionals Stock Plan (the "Affiliated Plan") was originally approved by the stockholders in April 1996. The purpose of the Affiliated Plan was to afford the Company's affiliated professionals with an opportunity to acquire a proprietary interest in the Company. The Board of Directors has adopted by unanimous written consent, subject to stockholder approval at the Meeting, an amendment to the Affiliated Plan (the "Affiliated Plan Amendment") to increase the number of shares of Common Stock authorized for issuance pursuant to the Affiliated Plan to 750,000.

         The Affiliated Plan initially authorized the issuance of up to 450,000 shares of the Company's Common Stock pursuant to stock appreciation rights, stock options or restricted stock issuances. Of the shares of Common Stock available for issuance under the Affiliated Plan, the Company has granted stock options covering approximately 394,500 shares of Common Stock. An increase of 300,000 shares is considered necessary and in the best interest of the shareholders in order that the Company can continue to incentivize the Coast P.A.'s professionals and align their interests with the interests of the shareholders and enable the Coast P.A.s to retain their services as well as attract the services of other professionals as the Coast P.A.s continue to grow and expand.

         The Board of Directors has unanimously approved the Affiliated Plan Amendment to increase to 750,000 the total number of shares of Common Stock which may be issued pursuant to the Affiliated Plan. All other terms of the Affiliated Plan shall remain the same. Approval of the Affiliated Plan Amendment to the Affiliated Plan will require the affirmative vote of the holders of a majority of the shares of Common stock represented in person or by proxy and constituting a quorum at the Meeting. Abstentions will be counted towards the number of shares represented at the Meeting and broker non-votes will be disregarded. If the Affiliated Plan Amendment is not approved, the Affiliated Plan will continue in full force without the Affiliated Plan Amendment. Complete copies of the Affiliated Plan, including the Affiliated Plan Amendment can be obtained from the Secretary of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE UNDER THE AFFILIATED PLAN.

4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP was appointed as the Company's independent auditors for the year 1998. The Board of Directors of the Company, upon the recommendation of the Audit Committee, recommended that Deloitte & Touche LLP be retained as the Company's auditors for the year 1999. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be available to respond to questions and may make a statement if the representative so desires.

5.  OTHER BUSINESS

         The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 2000 ANNUAL MEETING

         Any stockholder intending to present a proposal at the 2000 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission, submit such proposal to Joseph R. Smith, Secretary, in writing no later than December 29, 1999.

         The Company's By-Laws require certain advance notice to the Company of a stockholder sponsored proposal submitted outside the processes of Rule 14a-8, including nominations by stockholders of persons to stand for election as directors at stockholders' meetings. To be timely, such notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A proposal submitted outside the processes of Rule 14a-8 is any shareholder proposal submitted for presentation at the 2000 Annual Meeting but not submitted for inclusion in the Company's proxy statement. Under Rule 14a-4(c)(1), if a proponent fails to notify the Company by the advance notice date, then the management proxies will be permitted to use their discretionary voting authority if such proposal is raised at the 2000 Annual Meeting, without any discussion of the matter in the proxy statement.

         A stockholder's notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made,
(vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

         The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By Order of the Board of Directors



                                          /s/ JOSEPH R. SMITH
                                          -------------------------------------
                                              JOSEPH R. SMITH
                                              Secretary

Dated: April 28, 1999

                          COAST DENTAL SERVICES, INC.
                             2502 ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607
               PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1999

The undersigned, having received notice of the Annual Meeting of Coast Dental Services, Inc. to be held at 10:00 a.m. (Eastern Time), on Friday, May 21, 1999 (the "Meeting"), hereby designates and appoints Terek Diasti, DVM and Joseph R. Smith, and either of them with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COAST DENTAL SERVICES, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN ONE DIRECTOR.



                        (Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS. PLEASE MARK AN "X" IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


1.  Proposal to elect the following Director: Joseph R. Smith

                 FOR                                      WITHHELD
                 [ ]                                        [ ]

2. Proposal to approve an amendment to the Stock Option Plan to increase by 300,000 the number of shares available thereunder.

                 FOR                AGAINST               ABSTAIN
                 [ ]                  [ ]                   [ ]

3. Proposal to approve an amendment to the Affiliated Professionals Stock Plan to increase by 300,000 the number of shares available thereunder.

                 FOR                AGAINST               ABSTAIN
                 [ ]                  [ ]                   [ ]

4. Proposal to ratify Deloitte & Touche LLP as the Company's independent auditors until the conclusion of the 2000 Annual Meeting

                 FOR                AGAINST               ABSTAIN
                 [ ]                  [ ]                   [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


                                  Dated:
                                        ----------------------------------------

                                  Signature
                                           -------------------------------------

                                  Signature if held jointly
                                                           ---------------------

                                  IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.